EXHIBIT 99.1




                                Certification of
           Chief Executive Officer and Acting Chief Financial Officer
                          of United Leisure Corporation

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-QSB (the "Form 10-QSB") for the quarter ended September 30, 2002 of United Leisure Corporation (the "Issuer").

     I, Brian Shuster, the Chief Executive Officer and the acting Chief Financial Officer of Issuer certify that to the best of my knowledge:

     (i) the Form 10-QSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  November 19, 2002



/S/ BRIAN SHUSTER
---------------------------
Name: Brian Shuster